                                                                    Exhibit 16.1


                     [Letterhead of Tubbs & Bartnick, P.A.]


April 24, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  NetStaff, Inc., f/k/a MAS Acquistion VIII Corp.

Dear Sir/Madam:

Pursuant to the request of the above-referenced company, we affirm that:

1. We have read the Company's disclosure regarding our firm in Item 4 of its report on Form 8-K to be filed April 25, 2000; and

2.      We agree with the disclosure relating to our firm.


                                            Sincerely,

                                            /s/ TUBBS & BARTNICK, P.A.

                                            TUBBS & BARTNICK, P.A.